Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Steven H. Shapiro (630) 875-7345 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST TO PARTICIPATE IN RAYMOND JAMES & ASSOCIATES 24TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE

ITASCA, IL., FEBRUARY 27, 2003 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that it will be participating in the Raymond James & Associates 24th Annual Institutional Investors Conference to be held in Orlando, Florida on March 3 - 5, 2003. John M. O'Meara, First Midwest's President and Chief Executive Officer, is scheduled to present at the Conference on March 4th at 8:05 AM (EST). Interested individuals may listen to the live webcast of the presentation by accessing http://customer.nvglb.com/RaymondJames/Institutional/. For those unable to attend the live broadcast, a replay will be available on the aforementioned website for approximately 7 days following the presentation. A copy of the slides used in the presentation is also available by accessing the Investor Relations section of the Company's website, www.firstmidwest.com.

With assets of approximately $6.0 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through 70 offices located in more than 40 communities primarily in northern Illinois.

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